UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 31, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant´s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets
Item 3.02. Unregistered Sales of Equity Securities

On January 31, 2007, Network CN Inc. (the "Company") consummated the acquisition Shanghai Quo Advertising Company Limited (“Quo”), an advertising agency headquartered in the Peoples’ Republic of China (PRC) pursuant to an agreement (the “Agreement”) with Zhang Lina and Zhang Qinxiu (the “Sellers”) dated January 24 2007. At the Closing the Company paid the Sellers an aggregate of HK$500,000 in cash (which is approximately US$64,000 as of January 31, 2007) and to issued to them an aggregate of 300,000 shares of the Company’s common stock (or equivalent to US $2.99 per share) for an aggregate of 100% of the shares of capital stock of Quo. The closing market value of the Company’s common stock on the NASD OTC Bulletin Board on January 31, 2007 was $2.63.

The Company paid the cash portion of the purchase price of the acquisition from working capital. The shares of Company common stock issued to the Seller were not registered with the SEC and are restricted securities. The issuance of such shares was made subject to an exemption from registration with the SEC provided by either Regulation S or Section 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Agreement is qualified in its entirety by reference to such Agreement, filed as Exhibit 10.1 to the Company’s Current report on Form 8-K filed with the Commission on January 25, 2007, which is hereby incorporated by reference herein. Financial information about Quo and pro forma financial information will be filed by amendment to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
10.1	Stock Transfer Agreement dated January 24, 2007, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2007.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: January 31, 2007	By:	/s/ Godfrey Chin Tong Hui
Godfrey Chin Tong Hui
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Transfer Agreement dated January 24, 2007, incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2007.